Exhibit 99.1

Investor Relations:

Jess Lubert

Juniper Networks

(408) 936-3734

jlubert@juniper.net

Media Relations:

Leslie Moore

Juniper Networks

(408) 936-5767

llmoore@juniper.net

JUNIPER NETWORKS REPORTS PRELIMINARY SECOND QUARTER 2018 FINANCIAL RESULTS

SUNNYVALE, Calif., July 26, 2018 - Juniper Networks (NYSE: JNPR), an industry leader in automated, scalable and secure networks, today reported preliminary financial results for the three months ended June 30, 2018 and provided its outlook for the three months ending September 30, 2018.

Second Quarter 2018 Financial Performance

Net revenues were $1,204.1 million, a decrease of 8.0% year-over-year and an increase of 11.0% sequentially.

GAAP operating margin was 13.3%, a decrease from 19.7% in the second quarter of 2017, and an increase from 5.1% in the first quarter of 2018.

Non-GAAP operating margin was 18.5%, a decrease from 24.2% in the second quarter of 2017, and an increase from 12.3% in the first quarter of 2018.

GAAP net income was $116.5 million, a decrease of 35.0% year-over-year and an increase of 239.0% sequentially, resulting in diluted earnings per share of $0.33.

Non-GAAP net income was $170.2 million, a decrease of 23.0% year-over-year and an increase of 71.0% sequentially, resulting in diluted earnings per share of $0.48.

The reconciliation between GAAP and non-GAAP results of operations is provided in a table immediately following the Preliminary Net Revenues by Geographic Region table below.

“We exceeded our Q2 expectations, with strong execution and enterprise strength complementing seasonal trends in other areas of the business,” said Rami Rahim, chief executive officer, Juniper Networks. “While the timing of deployments is impacting our Q3 outlook, we remain confident the business will return to year-over-year growth during Q4 and that we have the right solution portfolio and strategy to drive sustained longer-term success.”

“We demonstrated financial progress during the second quarter, as both non-GAAP gross and operating margins were above the mid-point of our guidance, and non-GAAP EPS exceeded the high-end of our forecast,” said Ken Miller, chief financial officer, Juniper Networks. “While we believe we are making the investments we need to win in the market, we remain focused on improving profitability as we look to create shareholder value.”

Balance Sheet and Other Financial Results

Total cash, cash equivalents, and investments as of June 30, 2018 were $3,530.5 million, compared to $4,214.6 million as of June 30, 2017, and $3,448.4 million as of March 31, 2018.

Net cash flows provided by operations for the second quarter of 2018 was $170.3 million, compared to $298.7 million in the second quarter of 2017, and $271.1 million in the first quarter of 2018.

Days sales outstanding in accounts receivable, or “DSO,” was 52 days in the second quarter of 2018, compared to 52 days in the second quarter of 2017, and 57 days in the first quarter of 2018.

Capital expenditures were $37.1 million and depreciation and amortization expense was $54.6 million during the second quarter of 2018.

Juniper’s Board of Directors has declared a quarterly cash dividend of $0.18 per share to be paid on September 25, 2018 to shareholders of record as of the close of business on September 4, 2018.

Outlook

These metrics are provided on a non-GAAP basis, except for revenue and share count. Earnings per share is on a fully diluted basis. The outlook assumes that the exchange rate of the U.S. dollar to other currencies will remain relatively stable at current levels.

Our Q3 revenue guidance reflects stronger than expected Q2 business, particularly in Enterprise and the timing of certain Cloud and Service Provider deployments which are taking longer to materialize. While customer spending remains dynamic and difficult to predict, we continue to expect a return to year-over year growth during the fourth quarter.

We expect gross margins to remain stable in Q3, and improve with volume over time; however, the pace of this improvement could be impacted by mix as well as other factors.

We expect annual operating expenses to be approximately flat on a year-over-year basis.

Juniper’s guidance for the quarter ending September 30, 2018 is as follows:

•	Revenues will be approximately $1,170 million, plus or minus $30 million.

•	Non-GAAP gross margin will be approximately 59.0%, plus or minus 1.0%.

•	Non-GAAP operating expenses will be approximately $490 million, plus or minus $5 million.

•	Non-GAAP operating margin will be approximately 17.1% at the midpoint of revenue guidance.

•	Non-GAAP tax rate will be approximately 20.0%.

•	Non-GAAP net income per share will be approximately $0.44, plus or minus $0.03. This assumes a share count of approximately 350 million.

The guidance above is provided under ASC 606.

We plan to host an Investor Day in New York City on Friday, November 9, 2018. Additional information will be provided at a later date.

All forward-looking non-GAAP measures exclude estimates for amortization of intangible assets, share-based compensation expenses, acquisition-related charges, restructuring benefits or charges, impairment charges, litigation settlement benefits or charges and resolution charges, supplier component remediation charges and recoveries, gain or loss on equity investments, retroactive impact of certain tax settlements, significant effects of tax legislation and judicial or administrative interpretation of tax regulations, including the impact of income tax reform, non-recurring income tax adjustments, valuation allowance on deferred tax assets, and the income tax effect of non-GAAP exclusions, and do not include the impact of any future acquisitions, divestitures, or joint ventures that may occur in the period. Juniper is unable to provide a reconciliation of non-GAAP guidance measures to corresponding U.S. generally accepted accounting principles or GAAP measures on a forward-looking basis without unreasonable effort due to the overall high variability and low visibility of most of the foregoing items that have been excluded. For example, share-based compensation expense is impacted by the Company’s future hiring needs, the type and volume of equity awards necessary for such future hiring, and the price at which the Company’s stock will trade in those future periods. Amortization of intangible assets is significantly impacted by the timing and size of any future acquisitions. The items that are being excluded are difficult to predict and a reconciliation could result in disclosure that would be imprecise or potentially misleading. Material changes to any one of these items could have a significant effect on our guidance and future GAAP results. Certain exclusions, such as amortization of intangible assets and share-based compensation expenses, are generally incurred each quarter, but the amounts have historically and may continue to vary significantly from quarter to quarter.

Second Quarter 2018 Financial Commentary Available Online

A CFO Commentary reviewing the Company’s second quarter 2018 financial results, as well as third quarter 2018 financial outlook will be furnished to the SEC on Form 8-K and published on the Company’s website at http://investor.juniper.net. Analysts and investors are encouraged to review this commentary prior to participating in the conference call webcast.

Conference Call Webcast

Juniper Networks will host a conference call webcast today, July 26, 2018, at 2:00 pm PT, to be broadcast live over the Internet at http://investor.juniper.net. To participate via telephone in the US, the toll free dial-in number is 1-877-407-8033. Outside the US, dial +1-201-689-8033. Please call 10 minutes prior to the scheduled conference call time. The webcast replay will be archived on the Juniper Networks website.

About Juniper Networks

Juniper Networks simplifies the complexities of networking with products, solutions and services in the cloud era to transform the way we connect, work and live. We remove the traditional constraints of networking to enable our customers and partners to deliver automated, scalable and secure networks that connect the world. Additional information can be found at Juniper Networks (www.juniper.net).

Investors and others should note that the Company announces material financial and operational information to its investors using its Investor Relations website, press releases, SEC filings and public conference calls and webcasts. The Company also intends to use the Twitter account @JuniperNetworks and the Company’s blogs as a means of disclosing information about the Company and for complying with its disclosure obligations under Regulation FD. The social media channels that the Company intends to use as a means of disclosing information described above may be updated from time to time as listed on the Company’s Investor Relations website.

Juniper Networks, the Juniper Networks logo, Juniper, and Junos are registered trademarks of Juniper Networks, Inc. and/or its affiliates in the United States and other countries. Other names may be trademarks of their respective owners.

Safe Harbor

Statements in this release concerning Juniper Networks’ business outlook, economic and market outlook; our future financial and operating results; expectations with respect to our market trends; expectations as to the timing of deployments; the strength of our solution portfolio and strategy; our ability to expand business opportunities, improve profitability and make necessary investments; our expectations around obtaining revenue and margin growth; and our overall future prospects are forward-looking statements within the meaning of the Private Securities Litigation Reform Act that involve a number of uncertainties and risks. Actual results or events could differ materially from those anticipated in those forward-looking statements as a result of several factors, including: general economic and political conditions globally or regionally; business and economic conditions in the networking industry; changes in overall technology spending by our customers; the network capacity requirements of our customers and, in particular, cloud and communication service providers; contractual terms that may result in the deferral of revenue; the timing of orders and their fulfillment; manufacturing and supply chain constraints, changes or disruptions; availability of key product components; delays in scheduled product availability; adoption of regulations or standards affecting Juniper Networks products, services or the networking industry; product defects, returns or vulnerabilities; significant effects of tax legislation and judicial or administrative interpretation of tax regulations, including the Tax Cuts and Jobs Act; litigation settlements and resolutions; the potential impact of activities related to the execution of capital return, restructurings and product rationalization; the impact of potential import tariffs, depending on their scope and how they are implemented; and other factors listed in Juniper Networks’ most recent report on Form 10-Q or 10-K filed with the Securities and Exchange Commission. Note that our estimates as to tax rate and the impact of the Tax Cuts and Jobs Act on our business are based on current tax law, including current interpretations of the Tax Cuts and Jobs Act, and could be affected by changing interpretations of the Act, as well as additional legislation and guidance around the Act. All statements made in this press release are made only as of the date set forth at the beginning of this release. Juniper Networks undertakes no obligation to update the information made in this release in the event facts or circumstances subsequently change after the date of this press release.

Use of Non-GAAP Financial Information

Juniper Networks believes that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to the company’s financial condition and results of operations. For further information regarding why Juniper Networks believes that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the “Discussion of Non-GAAP Financial Measures” section of this press release. The following tables and reconciliations can also be found on our Investor Relations website at http://investor.juniper.net.

Juniper Networks, Inc.

Preliminary Condensed Consolidated Statements of Operations

(in millions, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net revenues:
Product	$824.9	$917.2	$1,535.7	$1,746.1
Service	379.2	391.7	751.0	783.8

Total net revenues	1,204.1	1,308.9	2,286.7	2,529.9
Cost of revenues:
Product	336.6	360.2	643.0	690.4
Service	166.6	146.8	324.4	291.0

Total cost of revenues	503.2	507.0	967.4	981.4

Gross margin	700.9	801.9	1,319.3	1,548.5
Operating expenses:
Research and development	248.8	240.2	518.2	516.4
Sales and marketing	238.3	239.9	477.7	484.1
General and administrative	54.2	55.6	110.2	106.1
Restructuring (benefits) charges	(0.2)	8.0	(2.1)	27.4

Total operating expenses	541.1	543.7	1,104.0	1,134.0

Operating income	159.8	258.2	215.3	414.5
Other expense, net	(8.9)	(13.0)	(23.0)	(28.7)

Income before income taxes	150.9	245.2	192.3	385.8
Income tax provision	34.4	65.4	41.4	97.2

Net income	$116.5	$179.8	$150.9	$288.6

Net income per share:
Basic	$0.33	$0.47	$0.43	$0.76

Diluted	$0.33	$0.47	$0.42	$0.74

Shares used in computing net income per share:
Basic	349.0	380.4	352.2	380.6

Diluted	351.3	385.6	356.8	387.6

Cash dividends declared per common stock	$0.18	$0.10	$0.36	$0.20

Juniper Networks, Inc.

Preliminary Net Revenues by Product and Service

(in millions)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Routing	$490.6	$572.5	$898.7	$1,094.1
Switching	254.8	276.0	484.8	517.6
Security	79.5	68.7	152.2	134.4

Total Product	824.9	917.2	1,535.7	1,746.1
Total Service	379.2	391.7	751.0	783.8

Total	$1,204.1	$1,308.9	$2,286.7	$2,529.9

Juniper Networks, Inc.

Preliminary Net Revenues by Vertical

(in millions)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Cloud	$279.8	$379.6	$548.1	$711.2
Service Provider	523.3	562.4	1,003.2	1,130.9
Enterprise	401.0	366.9	735.4	687.8

Total	$1,204.1	$1,308.9	$2,286.7	$2,529.9

Juniper Networks, Inc.

Preliminary Net Revenues by Geographic Region

(in millions)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Americas	$675.7	$800.8	$1,263.3	$1,512.4
Europe, Middle East, and Africa	308.9	288.2	616.9	572.7
Asia Pacific	219.5	219.9	406.5	444.8

Total	$1,204.1	$1,308.9	$2,286.7	$2,529.9

Juniper Networks, Inc.

Preliminary Reconciliations between GAAP and non-GAAP Financial Measures

(in millions, except percentages and per share amounts)

(unaudited)

		Three Months Ended
		June 30, 2018	March 31, 2018	June 30, 2017
GAAP operating income		$159.8	$55.5	$258.2
GAAP operating margin		13.3%	5.1%	19.7%
Share-based compensation expense	C	56.6	70.4	44.1
Share-based payroll tax expense	C	0.6	5.6	1.7
Amortization of purchased intangible assets	A	4.3	4.4	4.2
Restructuring (benefits) charges	B	(0.2)	(1.9)	8.0
Acquisition-related and other charges	A	—	0.1	—
Strategic partnership-related charges	B	1.2	—	—
Litigation settlement benefits	B	—	(0.6)	—

Non-GAAP operating income		$222.3	$133.5	$316.2

Non-GAAP operating margin		18.5%	12.3%	24.2%

GAAP net income		$116.5	$34.4	$179.8
Share-based compensation expense	C	56.6	70.4	44.1
Share-based payroll tax expense	C	0.6	5.6	1.7
Amortization of purchased intangible assets	A	4.3	4.4	4.2
Restructuring (benefits) charges	B	(0.2)	(1.9)	8.0
Acquisition-related and other charges	A	—	0.1	—
Strategic partnership-related charges	B	1.2	—	—
Litigation settlement benefits	B	—	(0.6)	—
Income tax effect of non-GAAP exclusions	B	(8.8)	(12.9)	(17.3)

Non-GAAP net income		$170.2	$99.5	$220.5

GAAP diluted net income per share		$0.33	$0.10	$0.47

Non-GAAP diluted net income per share	D	$0.48	$0.28	$0.57

Shares used in computing diluted net income per share		351.3	360.6	385.6

Discussion of Non-GAAP Financial Measures

This press release, including the tables above, includes the following non-GAAP financial measures derived from our Preliminary Condensed Consolidated Statements of Operations: operating income; operating margin; net income; and diluted net income per share. These measures are not presented in accordance with, nor are they a substitute for GAAP. In addition, these measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes. The non-GAAP financial measures used in the table above should not be considered in isolation from measures of financial performance prepared in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, certain of the adjustments to our GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future.

We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, in making operating decisions, forecasting and planning for future periods, and determining payments under compensation programs. We consider the use of the non-GAAP measures presented above to be helpful in assessing the performance of the continuing operation of our business. By continuing operation, we mean the ongoing revenue and expenses of the business, excluding certain items that render comparisons with prior periods or analysis of on-going operating trends more difficult, such as expenses not directly related to the actual cash costs of development, sale, delivery or support of our products and services, or expenses that are reflected in periods unrelated to when the actual amounts were incurred or paid. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for financial measures prepared in accordance with GAAP, allows for greater transparency in the review of our financial and operational performance. In addition, we have historically reported non-GAAP results to the investment community and believe that continuing to provide non-GAAP measures provides investors with a tool for comparing results over time. In assessing the overall health of our business for the periods covered by the table above and, in particular, in evaluating the financial line items presented in the table above, we have excluded items in the following three general categories, each of which are described below: Acquisition-Related Charges, Other Items, and Share-Based Compensation Related Items. We also provide additional detail below regarding the shares used to calculate our non-GAAP net income per share. Notes identified for line items in the table above correspond to the appropriate note description below. With respect to the items excluded from our forward-looking non-GAAP measures and reconciliation of such measures, please see the “Outlook” section above.

Note A: Acquisition-Related Charges. We exclude certain expense items resulting from acquisitions including amortization of purchased intangible assets associated with our acquisitions. The amortization of purchased intangible assets associated with our acquisitions results in our recording expenses in our GAAP financial statements that were already expensed by the acquired company before the acquisition and for which we have not expended cash. Moreover, had we internally developed the products acquired, the amortization of intangible assets, and the expenses of uncompleted research and development would have been expensed in prior periods. Accordingly, we analyze the performance of our operations in each period without regard to such expenses. In addition, acquisitions result in non-continuing operating expenses, which would not otherwise have been incurred by us in the normal course of our business operations. We believe that providing non-GAAP information for acquisition-related expense items in addition to the corresponding GAAP information allows the users of our financial statements to better review and understand the historic and current results of our continuing operations, and also facilitates comparisons to less acquisitive peer companies.

Note B: Other Items. We exclude certain other items that are the result of either unique or unplanned events, including the following, when applicable: (i) restructuring benefits or charges; (ii) strategic partnership-related charges (iii) litigation settlement benefits or charges; (iv) gain or loss on equity investments; (v) significant effects of tax legislation and judicial or administrative interpretation of tax regulations, including the impact of income tax reform; (vi) the income tax effect on our financial statements of excluding items related to our non-GAAP financial measures. It is difficult to estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financial statements, these unique or unplanned transactions may limit the comparability of our on-going operations with prior and future periods. Restructuring benefits or charges result from events that arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. These expenses do not accurately reflect the underlying performance of our continuing business operations for the period in which they are incurred. We also exclude certain expenses incurred for the formation of a strategic partnership, as they are directly related an event that is distinct and does not reflect current ongoing business operations. In the case of legal settlements, these gains or losses are recorded in the period in which the matter is concluded or resolved even though the subject matter of the underlying dispute may relate to multiple or different periods. As such, we believe that these expenses do not accurately reflect the underlying performance of our continuing operations for the period in which they are incurred. Additionally, the impact of certain income tax reform, including the revaluation of our deferred tax assets and liabilities and the deemed repatriation of accumulated foreign earnings, are unique events that occur in periods that are generally unrelated to the level of business activity to which such tax reform or legislation applies. We believe this limits comparability with prior periods and that these expenses do not accurately reflect the underlying performance of our continuing business operations for the period in which they are incurred. We also believe providing financial information with and without the income tax effect of excluding items related to our non-GAAP financial measures provide our management and users of the financial statements with better clarity regarding the on-going performance and future liquidity of our business. Because of these factors, we assess our operating performance with these amounts both included and excluded, and by providing this information, we believe the users of our financial statements are better able to understand the financial results of what we consider our continuing operations.

Note C: Share-Based Compensation Related Items. We provide non-GAAP information relative to our expense for share-based compensation and related payroll tax. Due to the varying available valuation methodologies, subjective assumptions and the variety of award types, which affect the calculations of share-based compensation, we believe that the exclusion of share-based compensation and related payroll tax allows for more accurate comparisons of our operating results to our peer companies and is useful to investors to understand the impact of share-based compensation to our results of operations. Further, expense associated with granting share-based awards does not reflect any cash expenditures by the company as no cash is expended.

Note D: Non-GAAP Net Income Per Share Items. We provide diluted non-GAAP net income per share. The diluted non-GAAP net income per share includes additional dilution from potential issuance of common stock, except when such issuances would be anti-dilutive.

Juniper Networks, Inc.

Preliminary Condensed Consolidated Balance Sheets

(in millions)

(unaudited)

	June 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$2,690.4	$2,006.5
Short-term investments	432.3	1,026.1
Accounts receivable, net of allowances	702.2	852.0
Prepaid expenses and other current assets	279.7	299.9

Total current assets	4,104.6	4,184.5
Property and equipment, net	987.1	1,021.1
Long-term investments	407.8	988.4
Purchased intangible assets, net	119.4	128.1
Goodwill	3,096.1	3,096.2
Other long-term assets	406.0	415.5

Total assets	$9,121.0	$9,833.8

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$183.2	$217.6
Accrued compensation	199.6	186.0
Deferred revenue	872.1	1,030.3
Short-term debt	349.5	—
Other accrued liabilities	204.1	304.3

Total current liabilities	1,808.5	1,738.2
Long-term debt	1,788.2	2,136.3
Long-term deferred revenue	365.1	509.0
Long-term income taxes payable	615.6	650.6
Other long-term liabilities	125.9	118.8

Total liabilities	4,703.3	5,152.9
Total stockholders’ equity	4,417.7	4,680.9

Total liabilities and stockholders’ equity	$9,121.0	$9,833.8

Juniper Networks, Inc.

Preliminary Condensed Consolidated Statements of Cash Flows

(in millions)

(unaudited)

	Six Months Ended June 30,
	2018	2017(*)
Cash flows from operating activities:
Net income	$150.9	$288.6
Adjustments to reconcile net income to net cash provided by operating activities:
Share-based compensation expense	127.0	106.1
Depreciation, amortization, and accretion	110.9	112.1
Other	1.5	(1.8)
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable, net	147.5	304.8
Prepaid expenses and other assets	(26.5)	46.4
Accounts payable	(28.8)	(5.1)
Accrued compensation	15.8	(20.6)
Income taxes payable	(77.7)	27.9
Other accrued liabilities	(27.5)	(32.4)
Deferred revenue	48.3	19.3

Net cash provided by operating activities	441.4	845.3

Cash flows from investing activities:
Purchases of property and equipment	(79.3)	(64.3)
Purchases of available-for-sale debt investments	(114.4)	(776.4)
Proceeds from sales of available-for-sale debt investments	995.4	429.1
Proceeds from maturities and redemptions of available-for-sale debt investments	289.9	350.4
Purchases of equity investments	(6.3)	(12.3)
Proceeds from sales of equity investments	29.5	—
Proceeds from Pulse note receivable	—	75.0
Payment of escrow balance related to prior year acquisition	(31.5)	—

Net cash provided by investing activities	1,083.3	1.5

Cash flows from financing activities:
Repurchase and retirement of common stock, including prepayment under an accelerated share repurchase program	(754.2)	(255.3)
Proceeds from issuance of common stock	29.5	35.5
Payment of dividends	(124.9)	(75.8)
Change in customer financing arrangement	(16.3)	—
Other	(0.5)	—

Net cash used in financing activities	(866.4)	(295.6)

Effect of foreign currency exchange rates on cash, cash equivalents and restricted cash	(5.4)	9.4

Net increase in cash, cash equivalents and restricted cash	652.9	560.6
Cash, cash equivalents and restricted cash at beginning of period	2,059.1	1,880.6

Cash, cash equivalents and restricted cash at end of period	$2,712.0	$2,441.2

(*)	During the first quarter of fiscal 2018, the Company adopted the new accounting pronouncement requiring classification of restricted cash to be included with cash and cash equivalents when reconciling the beginning of period and end of period total amounts on the statement of cash flows. The adoption of this standard resulted in $47.4 million and $48.7 million increase in cash, cash equivalents and restricted cash in the beginning and ending balances, respectively for the six months ended June 30, 2017. The adoption did not have a material impact on the cash flow activity presented on the Company’s Condensed Consolidated Statements of Cash Flows for the six months ended June 30, 2017. The Company applied this provision on a retrospective basis.